UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01, Item 2.01 and Item 9.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2008, we caused our wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into an assignment and assumption agreement with Barceló Crestline Corporation (the “Assignor”) for the potential purchase of eight hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the hotels:

Hotel Location	Franchise (a)	Number of Rooms		Purchase Price
Virginia Beach, Virginia	Courtyard	141		$27,100,000
Virginia Beach, Virginia	Courtyard	160		31,700,000
Charlottesville, Virginia	Courtyard	137		26,900,000
Carolina Beach, North Carolina	Courtyard	144		22,800,000
Suffolk, Virginia	Courtyard	92		12,500,000
Suffolk, Virginia	TownePlace Suites	72	(b)	10,000,000
Chesapeake, Virginia	Marriott	226	(b)	38,400,000
Wilmington, North Carolina	Fairfield Inn	122		14,800,000

TOTAL		1,094		$184,200,000

Notes:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.
(b)	This hotel is currently under construction. This is the number of rooms anticipated upon completion.

The Assignor entered into a purchase agreement on February 22, 2008 to purchase the eight hotels from the sellers. The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries. Subject to the terms and conditions in the assignment and assumption agreement, the Assignor and one of our subsidiaries shall enter into an agreement pursuant to which the Assignor or its affiliates shall act as manager for each hotel. The deposit for the purchase of all the hotels was $2,500,000. The deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract pursuant to the terms and conditions of the assignment and assumption agreement.

The deposit under the assignment and assumption agreement was funded by the Company’s cash on hand. It is expected that the purchase price under the assignment and assumption agreement (other than the assumed debt described below) would be funded, if a closing occurs, by the Company’s cash on hand.

The assignment and assumption agreement also contemplates that our purchasing subsidiary would assume existing loans secured by the hotels. The table below describes these loans:

Hotel Location	Franchise	Original Principal Balance (a)	Interest Rate	Maturity Date
Carolina Beach, North Carolina	Courtyard	$13,400,000	5.78%	January 11, 2016
Suffolk, Virginia	TownePlace Suites	6,750,000	6.03%	July 1, 2017
Suffolk, Virginia	Courtyard	8,800,000	6.03%	July 1, 2017

TOTAL		$28,950,000

Note:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.

Under the assignment and assumption agreement, all existing franchise agreements and management agreements for the applicable hotel will be assigned or terminated if a closing occurs. It is expected that our purchasing subsidiary will enter into new franchise and management agreements on terms that are acceptable to our purchasing subsidiary.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the Assignor having performed and complied in all material respects with the covenants under the assignment and assumption agreement; the sellers having performed and complied in all material respects with the covenants under the purchase agreement; all third party consents having been obtained; the assignment or termination of existing franchise and management agreements, and the receipt of certain ground landlord estoppels. If any of the closing conditions under the assignment and assumption agreement are not satisfied by the Assignor, our purchasing subsidiary may terminate the assignment and assumption agreement and receive a refund of the deposit.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all the hotels.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Fayetteville, North Carolina Hotel

On May 9, 2008, one of our indirect wholly-owned subsidiaries closed on the purchase of a hotel located in Fayetteville, North Carolina. The hotel acquired by our purchasing subsidiary is a Residence Inn® containing 92 guest rooms. The purchase price for the hotel was $12,201,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract and other related contracts.

Our purchasing subsidiary assumed an existing loan secured by this hotel. The hotel serves as collateral under the loan. The outstanding principal balance under the loan is $7,204,000. The loan has an annual fixed interest rate of 8.12% and a maturity date of November 1, 2011. The loan provides for monthly payments of principal and interest on an amortized basis.

The purchase price less the assumed loan for the hotel was funded by the Company’s cash on hand.

As a result of the closing described above for the hotel located in Fayetteville, North Carolina, six closings have occurred under a series of purchase contracts executed on December 14, 2007 for the potential purchase of seven hotels. Additional information regarding the purchase contracts, the hotel in Fayetteville, North Carolina, and the remaining hotel is set forth in our Form 8-K dated December 14, 2007 and filed with the Securities and Exchange Commission on December 18, 2007, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the purchase contracts.

Item 9.01.	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

The hotel in Fayetteville, North Carolina described in Item 2.01 of this report is part of a group of hotels subject to a series of purchase contracts. The selling entities within this group are related to each other through common ownership. We have previously purchased other hotels within this group of hotels. Closing on the remaining hotel within this group has not occurred and there is no assurance of any such closing at this time.

We have previously included financial statements regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report) filed with the Securities and Exchange Commission on March 28, 2008, which is incorporated herein by reference.

b.	Pro forma financial information.

See (a) immediately above. We have previously included pro forma financial information regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report) filed with the Securities and Exchange Commission on March 28, 2008, which is incorporated herein by reference.

c.	Shell company transaction.

Not Applicable

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 15, 2008

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